PRUDENTIAL INSTITUTIONAL LIQUIDITY PORTFOLIO, INC.
                 GATEWAY CENTER THREE, 4th Floor
                       100 MULBERRY STREET
                    NEWARK, NEW JERSEY 07102



                                   May 29, 2008



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


     Re:  Prudential Institutional Liquidity Portfolio, Inc.
          File No. 811-5336


Ladies and Gentlemen:

     Enclosed  please find the Semi-Annual Report on  Form  N-SAR for the above referenced Fund for the fiscal year ended March 31,
2008.   The enclosed is being filed electronically via the  EDGAR
System.


                                   Yours truly,


                                   /s/ Jonathan D. Shain
                                    Jonathan D. Shain
                                    Assistant Secretary



     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 13th day of May
2008.



Prudential Institutional Liquidity Portfolio, Inc.



Witness:   /s/  Amy E. Cicenia            By:   /s/  Jonathan  D.
Shain
       Amy E. Cicenia             Jonathan D. Shain
                                   Assistant Secretary



L:\MFApps\CLUSTER 2\N-SARS\PILP\2008\Semi-Annual cover.doc